UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 22, 2006
COUNTRYWIDE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8422 (Commission File Number)	13-2641992 (IRS Employer Identification No.)

4500 Park Granada, Calabasas, CA	91302
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (818) 225-3000
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     (e) Compensatory Arrangement of Certain Officer
     As disclosed on a Form 8-K filed on October 23, 2006, Countrywide Financial Corporation (the “Company”) and Angelo R. Mozilo reached an agreement (the “Extension Agreement”) on October 20, 2006 for Mr. Mozilo to continue in his position as the Company’s Chairman of the Board and Chief Executive Officer through December of 2009. On December 22, 2006, the Company and Mr. Mozilo entered into an employment agreement (the “Employment Agreement”) that generally incorporates the terms of the Extension Agreement.
     The Employment Agreement provides that Mr. Mozilo will be employed as the Company’s Chairman of the Board and Chief Executive Officer for a term beginning on January 1, 2007 and continuing until December 16, 2009. Mr. Mozilo’s employment as the Company’s Chairman of the Board and Chief Executive Officer may be extended for an additional term of one year if mutually agreed to on or before June 30, 2009. At the expiration of Mr. Mozilo’s term as Chairman of the Board and Chief Executive Officer, he is expected to continue to serve as a non-employee Chairman of the Board until December 31, 2011.
     Pursuant to the terms of the Employment Agreement, Mr. Mozilo will receive the compensation and benefits described below while he is employed as the Company’s Chairman of the Board and Chief Executive Officer. Mr. Mozilo will receive a base salary at an annual rate of $1,900,000, and be eligible for an annual incentive compensation award opportunity with a targeted value of $4,000,000 and a maximum value of $10,000,000. Mr. Mozilo’s base salary shall be reviewed annually and may be increased at the discretion of the Board or the Compensation Committee. Mr. Mozilo’s annual incentive bonus will become earned and payable based on the Company’s return on equity and net income, and the annual bonus for each year will only become payable if the Company’s return on equity exceeds a threshold performance level. Mr. Mozilo will also receive an annual equity-based award with a grant-date value of approximately $10,000,000. The annual equity award will consist of performance-based restricted stock units and stock appreciation rights. Each year’s grant of performance-based restricted stock units will become vested in three equal annual installments, but each installment will only become vested if the Company achieves a return on equity of 12% or greater and Mr. Mozilo remains continuously employed through the vesting date. Each year’s grant of stock appreciation rights will also become vested in three equal annual installments, subject to Mr. Mozilo’s continued employment through each vesting date. In exchange for Mr. Mozilo agreeing to extend his term as the Company’s Chief Executive Officer beyond December 31, 2006, Mr. Mozilo will receive a separate one-time award of restricted stock units having a grant date value of approximately $10,000,000. One half of these restricted stock units will vest on December 16, 2009 if Mr. Mozilo remains continuously employed with the Company through this date. The other half of these restricted stock units will also become vested on December 16, 2009, but only if (i) the Company’s total shareholder return exceeds the 50% percentile of total shareholder return performance of the S&P Financial Services Index over the vesting period and (ii) Mr. Mozilo remains continuously employed with the Company through the vesting date. Mr. Mozilo is also eligible to participate in the plans and programs that the Company offers to its other senior officers or employees. Any payments to Mr. Mozilo (except base salary amounts) that would not be deductible by the Company because of limits under the Internal Revenue Code will be deferred until these payments can be made in a fully deductible manner.
     Depending on the circumstances of Mr. Mozilo’s termination of employment as the Company’s Chairman of the Board and Chief Executive Officer, he may be entitled to certain severance and other termination benefits. If Mr. Mozilo’s employment is terminated without “cause” or for a “good reason” (each as defined in the Employment Agreement), he will be entitled to receive a cash payment equal to three times his then applicable base salary plus one times his target annual incentive bonus for the year in which the termination occurs. (If the termination occurs in connection with a “change in control” as defined in the Employment Agreement, the annual bonus multiple increases to three and the bonus is calculated as the greater of (i) the average bonus paid or payable for the two fiscal years preceding the year in which termination occurs and (ii) the bonus paid for the fiscal year preceding the change in control.) If Mr. Mozilo’s employment is terminated because of his death, his beneficiary will continue to receive Mr. Mozilo’s then applicable base salary for a period of 12 months. If Mr. Mozilo’s employment is terminated because of his “disability” (as defined in the Employment Agreement), he will continue to receive one-half of his then applicable base salary until December 16, 2009; however, the amount of these payments will be offset by any cash benefits he may receive under the Company’s disability plans and its defined-benefit pension plan. In addition, if Mr. Mozilo’s employment as the Company’s Chairman of the Board and Chief Executive Officer terminates at the end of the term on December 16, 2009, or, if his employment terminates before that date for any reason other than cause or a voluntary termination by Mr. Mozilo without good reason, he will be entitled to receive (i) a pro-rata portion of any annual incentive bonus that becomes earned based on the Company’s performance for the year in which termination occurs, (ii) full vesting of any outstanding performance-based restricted stock units and stock appreciation rights granted as part of his annual equity award, (iii) continued participation and coverage in the Company’s health and life insurance plans for a period of up to three years, and continued health coverage thereafter, (iv) an enhanced benefit under the Company’s Supplemental Executive Retirement Plan, or SERP, and (v) pro-rata vesting of any outstanding restricted stock units granted to Mr. Mozilo in connection with his agreement to remain the Company’s Chief Executive Officer.
     If the Company experiences a “change in control” as defined in the Employment Agreement, all of Mr. Mozilo’s outstanding performance-based restricted stock units and stock appreciation rights granted as part of his annual equity award, and a pro-rata portion of his outstanding restricted stock units granted separately in connection with his agreeing to remain the Company’s Chief Executive Officer, will become vested upon the change in control. In addition, Mr. Mozilo is entitled to receive a “gross-up” payment intended to make him whole, on an after-tax basis, for payments of excise taxes that may be payable in the event of a change in control.
     At the expiration of Mr. Mozilo’s term as Chairman of the Board and Chief Executive Officer, he is expected to continue to serve as a non-employee Chairman of the Board until December 31, 2011. During the period Mr. Mozilo serves as a non-employee Chairman of the Board, he will be entitled to receive the same compensation that other non-employee directors receive plus an additional $200,000 for his services as Chairman of the Board and other benefits, including office space, secretarial support, use of the Company’s private jet for business purposes, financial consulting services and payment of country club dues.
     If Mr. Mozilo’s service as an employee or non-employee Chairman of the Board terminates before March 1, 2011, the Company will retain Mr. Mozilo as a consultant pursuant to the terms of a consulting agreement between the Company and Mr. Mozilo. As a consultant, Mr. Mozilo is obligated to make himself available for a specified period of time each month through December of 2011 and be compensated at the rate of $400,000 per year. Upon a termination of Mr. Mozilo’s services as a director, he will become a Director Emeritus, which entitles him to certain benefits.
     The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits.
10.1	Employment Agreement dated December 22, 2006 by and between Countrywide Financial Corporation and Angelo R. Mozilo.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUNTRYWIDE FINANCIAL CORPORATION
Dated: December 22, 2006
/s/ Eric P. Sieracki
	Name:	Eric P. Sieracki
	Title:	Executive Managing Director and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.
10.1	Employment Agreement dated December 22, 2006 by and between Countrywide Financial Corporation and Angelo R. Mozilo.

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